Exhibit 4.5

Execution Copy

SECOND AMENDED AND RESTATED DEFAULTED RECEIVABLES SUPPLEMENTAL SERVICING AGREEMENT

among

AMERICAN EXPRESS TRAVEL RELATED SERVICING COMPANY, INC.,

as Servicer

AMERICAN EXPRESS NATIONAL BANK,

as Subservicer

and

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC,

as Transferor

Dated as of April 1, 2018

This Second Amended and Restated Defaulted Receivables Supplemental Servicing Agreement (this “Agreement”) is made as of April 1, 2018, among American Express Travel Related Services Company, Inc. (“TRS”), as Servicer (in such capacity, the “Servicer”), American Express National Bank, as Subservicer (“AENB” or the “Subservicer”), and American Express Receivables Financing Corporation III LLC, as Transferor (“RFC III” or the “Transferor”).

BACKGROUND

American Express Centurion Bank (“Centurion”) and RFC III previously entered into a Receivables Purchase Agreement, dated as of April 16, 2004, as amended and restated from time to time, most recently as of July 20, 2016 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Centurion/RFC III Receivables Purchase Agreement”). Pursuant to Section 2.01(a) of the Centurion/RFC III Receivables Purchase Agreement, Centurion has sold from time to time to RFC III the Purchased Assets (as defined therein). Pursuant to Section 2.01(g) of the Centurion/RFC III Receivables Purchase Agreement, each Account has continued to be owned by Centurion and has not been a Purchased Asset.

American Express Bank, FSB (“FSB”) and American Express Receivables Financing Corporation IV LLC previously entered into a Receivables Purchase Agreement, dated as of April 16, 2004, as amended and restated from time to time, most recently as of July 20, 2016 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “FSB/RFC IV Receivables Purchase Agreement”). Pursuant to Section 2.01(a) of the FSB/RFC IV Receivables Purchase Agreement, FSB has sold from time to time to RFC IV the Purchased Assets (as defined therein). Pursuant to Section 2.01(f) of the FSB/RFC IV Receivables Purchase Agreement, each Account has continued to be owned by FSB and has not been a Purchased Asset.

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated from time to time, most recently as of July 20, 2016 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Pooling and Servicing Agreement”), RFC III and RFC IV, as transferors, have assigned to the Trustee, on behalf of the Trust, the Trust Assets (as defined therein). Each Account has continued to be owned by Centurion or FSB, as applicable, and has not been a Trust Asset.

Pursuant to Section 3.01 of the Existing Pooling and Servicing Agreement, TRS has agreed to act as the Servicer to service and administer the Receivables. Pursuant to Section 3.1(b) of the Existing Pooling and Servicing Agreement, the Servicer has the full power and authority, whether acting in its own name or on behalf of another and whether acting alone or through a party properly designated by it, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, including, among other things, the power and authority to commence collection or enforcement proceedings with respect to delinquent Receivables, including the Defaulted Receivables.

Pursuant to Section 2.10 of the Existing Pooling and Servicing Agreement, when an Account becomes a Defaulted Account, the Defaulted Receivables in such Defaulted Account are transferred automatically by the Trustee to the Transferor. The Servicer remains obligated to service the Defaulted Receivables, and the Trustee, for the benefit of the Trust, remains entitled to all Recoveries on the Defaulted Receivables.

The Servicer, Centurion and FSB, as subservicers, and RFC III and RFC IV, as transferors, have previously entered into the Supplemental Servicing Agreement, dated as of June 30, 2004, as amended and restated from time to time, most recently as of July 20, 2016 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Supplemental Servicing Agreement”). Pursuant to Section 3 of the Existing Supplemental Servicing Agreement, the Servicer has engaged Centurion and FSB, as subservicers, to subservice and administer the Receivables arising in the Accounts owned by them.

Pursuant to Section 5(a) of the Existing Supplemental Servicing Agreement, each of Centurion and FSB, as subservicers, has been granted the full power and authority, whether acting in its own name or on behalf of another and whether acting alone or through the Servicer, to do any and all things in connection with the subservicing and administration of the Receivables which it may deem necessary or desirable and which is permitted of the Servicer under the Existing Pooling and Servicing Agreement, including, among other things, the power and authority to commence collection or enforcement proceedings with respect to delinquent Receivables, including the Defaulted Receivables.

The Servicer, Centurion and FSB, as subservicers, and RFC III and RFC IV, as transferors, have previously entered into a Defaulted Receivables Supplemental Servicing Agreement, dated as of May 10, 2013, as amended and restated from time to time, most recently as of July 20, 2016 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Defaulted Receivables Supplemental Servicing Agreement”), for the purpose of facilitating the servicing of Defaulted Receivables by the Servicer and Centurion and FSB, as subservicers, and the transfer of Recoveries to the Trustee, for the benefit of the Trust.

As of April 1, 2018 (the “Bank/RFC Merger Date”), (i) Centurion has converted into AENB pursuant to the National Bank Act and regulations of the Office of the Comptroller of the Currency, (ii) FSB has merged with and into AENB pursuant to the Agreement and Plan of Merger, dated February 23, 2018, between AENB and FSB, and (iii) RFC IV has merged with and into RFC III pursuant to the Agreement of Merger, dated as of March 29, 2018, between RFC III and RFC IV, and the certificate of merger related thereto filed with the office of the Secretary of State of the State of Delaware and effective as of April 1, 2018.

As of the Bank/RFC Merger Date, (i) AENB and RFC III propose to amend and restate the Centurion/RFC III Receivables Purchase Agreement and the FSB-RFC IV Receivables Purchase Agreement pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of the Bank/RFC Merger Date (as so amended and restated and as further amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), (ii) RFC III, as Transferor, the Trustee and TRS, as Servicer, propose to amend and restate the

Existing Pooling and Servicing Agreement pursuant to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of the Bank/RFC Merger Date (as so amended and restated and as further amended, supplemented or otherwise modified from time to time, the “Pooling and Servicing Agreement”), (iii) the Servicer, the Subservicer, and the Transferor propose to amend the Existing Supplemental Servicing Agreement pursuant to the Third Amended and Restated Supplemental Servicing Agreement, dated as of April 1, 2018, among the Servicer, the Subservicer and the Transferor (as so amended and restated and as further amended, supplemented or otherwise modified from time to time, the “Supplemental Servicing Agreement”), and (iv) the Servicer, the Subservicer and the Transferor propose to amend the Original Defaulted Receivables Supplemental Servicing Agreement pursuant to this Agreement, in each case, to, among other things, reflect (A) the conversion of Centurion into, the merger of FSB with and into, and the assumption of the performance of the covenants and obligations of Centurion and FSB thereunder by, AENB, and (B) the merger of RFC IV with and into, and the assumption of the performance of the covenants and obligations of RFC IV thereunder by, RFC III.

AGREEMENT

In consideration of the background and the mutual promises in this Agreement and for other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree to the following:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.    Definitions. The following definitions apply in this Agreement:

“Account” has the meaning set forth in the applicable Transaction Agreement.

“Account Owner” has the meaning set forth in the applicable Transaction Agreement.

“AENB” has the meaning set forth in the first paragraph of this Agreement.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Bank/RFC Merger Date” has the meaning set forth in the recitals of this Agreement.

“Centurion” has the meaning set forth in the recitals to this Agreement.

“Centurion/RFC III Receivables Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Closing Date” means the close of business on May 10, 2013.

“Defaulted Account” has the meaning set forth in the Pooling and Servicing Agreement.

“Defaulted Receivable” has the meaning set forth in the Pooling and Servicing Agreement.

“Existing Pooling and Servicing Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Supplemental Servicing Agreement” has the meaning set forth in the recitals to this Agreement.

“FSB” has the meaning set forth in the recitals to this Agreement.

“FSB/RFC IV Receivables Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Original Defaulted Receivables Supplemental Servicing Agreement” has the meaning set forth in the recitals to this Agreement.

“Pooling and Servicing Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchased Assets” has the meaning set forth in the Receivables Purchase Agreement.

“Receivables Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Recoveries” has the meaning set forth in the Pooling and Servicing Agreement.

“RFC III” has the meaning set forth in the recitals to this Agreement.

“RFC IV” has the meaning set forth in the recitals to this Agreement.

“Servicer” has the meaning set forth in the first paragraph of this Agreement.

“Servicing Fee” has the meaning set forth in the Pooling and Servicing Agreement.

“Subservicer” has the meaning set forth in the first paragraph of this Agreement.

“Subservicing Fee” has the meaning set forth in the Supplemental Servicing Agreement.

“Supplemental Servicing Agreement” has the meaning set forth in the recitals to this Agreement.

“Transaction Agreements” means the Receivables Purchase Agreement, the Pooling and Servicing Agreement and the Supplemental Servicing Agreement.

“Transferor” has the meaning set forth in the first paragraph of this Agreement.

“TRS” has the meaning set forth in the first paragraph of this Agreement.

“Trust” means American Express Credit Account Master Trust.

“Trust Assets” has the meaning set forth in the Pooling and Servicing Agreement.

“Trustee” means The Bank of New York Mellon, as Trustee of the Trust.

Section 1.02.    Other Definitional Provisions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the applicable Transaction Agreement.

Section 1.03.    Rules of Construction. The term “include” introduces a nonexhaustive list. The canon of ejusdem generis may be applied only in the context of this Agreement’s purpose and not merely in the context of a particular phrase. A reference to any law is to that law as amended or supplemented to the applicable time. A reference to any agreement, document, policy, or procedure is to that agreement, document, policy, or procedure as amended or supplemented to the applicable time. A reference to any person or entity includes that person’s or entity’s successors and permitted assigns.

ARTICLE II

SERVICING AND TRANSFER FOR COLLECTION

Section 2.01.    Confirmation of Servicing. The Servicer is obligated under the Pooling and Servicing Agreement to service and administer each Defaulted Receivable that has been transferred automatically to the Transferor until all related Recoveries have been remitted to the Trustee, for the benefit of the Trust. The Subservicer has been engaged by the Servicer to subservice and administer the Receivables arising in the Accounts owned by the Subservicer. Pursuant to such engagement, the Subservicer has the power and authority, whether acting in its own name or on behalf of another and whether acting alone or through the Servicer, to do any and all things in connection with the subservicing and administration of the Receivables which it may deem necessary or desirable and which is permitted of the Servicer under the Pooling and Servicing Agreement, including the power and authority to commence collection or enforcement proceedings with respect to delinquent Receivables, including the Defaulted Receivables. Each of the Servicing Fee and the Subservicing Fee is an arm’s-length and fair-market-value fee for all of the obligations of the Servicer and the Subservicer, as applicable, under the Pooling and Servicing Agreement and the Supplemental Servicing Agreement, respectively, including its obligation to service and administer each Defaulted Receivable.

Section 2.02.    Confirmation of Appointment as Agent for Collection. By executing this Agreement and without any further action, immediately after a Receivable becomes a Defaulted Receivable and is transferred to the Transferor by the Trustee under Section 2.10 of the Pooling and Servicing Agreement, the Transferor confirms that the Servicer, and the Subservicer engaged by the Servicer, continues to be appointed as agent to collect all of the Transferor’s right, title, and interest in, to, and under that Defaulted Receivable. In addition, the Transferor ratifies and affirms its prior appointment of the Servicer and the Subservicer engaged by the Servicer for collection of all of the Transferor’s right, title, and interest in, to, and under the Receivables that became Defaulted Receivables before the Closing Date. The Servicer and the Subservicer engaged by the Servicer accepts such confirmation of appointment as agent to collect all of these Defaulted Receivables and distribute the proceeds as specified in the Transaction Agreements, including, without limitation, distribution in accordance with the Trustee’s right, title, and interest in, to, and under all Recoveries allocable to the Defaulted Receivables.

Section 2.03.    Sale of Defaulted Receivables to Third-Party Purchasers. The Servicer, or the Subservicer, may recover on Defaulted Receivables by selling them to third-party purchasers. The purchase price that is paid for any Defaulted Receivable by a third-party purchaser will be a Recovery that must be remitted to the Trustee. By executing this Agreement and without any further action, the Transferor releases all of its right, title, and interest in, to, and under any Defaulted Receivable that is sold to a third-party purchaser upon the full and irrevocable payment of the related purchase price.

Section 2.04.    Transfer of Recoveries. All Recoveries (including any payment described in Section 2.03) must be remitted as required under the Pooling and Servicing Agreement.

Section 2.05.    Representations and Warranties. On the Closing Date, each party represents and warrants that (i) it has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization, (ii) it has full power and authority, and has taken all necessary action, to duly authorize, execute, and deliver this Agreement, to fulfill its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement, (iii) its execution and delivery of this Agreement and its performance of the transactions contemplated by this Agreement do not violate any applicable law, conflict with any agreement that is material to it, or require any approvals that it has not already obtained, (iv) this Agreement constitutes its legal, valid, and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally or by principles of equity, and (v) it is not insolvent and is not expected to become insolvent.

ARTICLE III

TERM AND MISCELLANEOUS PROVISIONS

Section 3.01.    Term. Unless terminated earlier with the consent of each party, this Agreement will continue in full force until the termination of the Pooling and Servicing Agreement.

Section 3.02.    Amendment. This Agreement can be modified only by a written document that is executed by all of the parties.

Section 3.03.    Governing Law. THIS AGREEMENT IS GOVERNED BY AND MUST BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES MUST BE DETERMINED ACCORDING TO THOSE LAWS.

Section 3.04.    Notices. All notices and other communications under this Agreement must be in writing and must be given as described in the Pooling and Servicing Agreement or the Supplemental Servicing Agreement, as applicable.

Section 3.05.    Severability. If any part of this Agreement is held to be invalid or otherwise unenforceable, the rest of this Agreement will be considered severable and will continue in full force for so long as this Agreement as modified continues to express, without material change, the original intent of the parties and the deletion of the invalid or otherwise unenforceable part will not substantially impair the expectations of the parties or the practical realization of the benefits that would otherwise be conferred on the parties.

Section 3.06.    Assignment. No party can assign any interest in this Agreement, unless (i) at least 10 days prior to the assignment, notice is given to the other party and (ii) the other party gives its prior written approval to the assignment.

Section 3.07.    Further Assurances. Each party must take all actions that are reasonably requested by the other party to effect more fully the purposes of this Agreement.

Section 3.08.    No Waiver; Cumulative Remedies. No failure to exercise or delay in exercising any right or remedy under this Agreement will effect a waiver of that right or remedy. No single or partial exercise of any right or remedy under this Agreement will preclude any other or further exercise of that right or remedy or any other right or remedy. Except as otherwise expressly provided, the rights and remedies under this Agreement are cumulative and not exhaustive.

Section 3.09.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be considered an original but all of which together will constitute one agreement.

Section 3.10.    Binding Effect. This Agreement benefits and is binding on the parties and their successors and permitted assigns.

Section 3.11.    Merger and Integration. This Agreement contains all of the terms and conditions relating to its subject matter to which the parties have agreed. All prior understandings of any kind are superseded by this Agreement. This Agreement is not, and does not effect, an amendment to the Pooling and Servicing Agreement.

Section 3.12.    Headings. The headings are for reference only and may not affect the interpretation of this Agreement.

Section 3.13.    Nonpetition Covenant. Regardless of any prior termination of this Agreement, no party (except for the Transferor to the extent prohibited by law from making this covenant in connection with itself) may file, commence, join, encourage, provide support for, or acquiesce in a petition, proceeding, or other action that causes the Transferor or the Trust to be a debtor under the U.S. Bankruptcy Code or any other insolvency, bankruptcy, conservatorship, receivership, liquidation, reorganization, or other debtor relief law or that causes a trustee, conservator, receiver, liquidator, or similar official to be appointed for Transferor, the Trust, or any substantial part of any of their property.

[The rest of this page is left blank intentionally.]

Executed by the parties through their duly authorized officers as of April 1, 2018.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

AMERICAN EXPRESS NATIONAL BANK

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	Chief Financial Officer and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:	/s/ Denise D. Roberts
	Name:	Denise D. Roberts
	Title:	President

[Second Amended and Restated Defaulted Receivables Supplemental Servicing Agreement]